State of Delaware
Secretary of State
Division of Corporations
Delivered 02:57 PM 01/21/2016
FILED 02:57 PM 01/21/2016
SR 20160335111 - File Number 5943514

CERTIFICATE OF INCORPORATION
OF
Forex Development Corporation

FIRST: The name of the corporation is: Forex Development Corporation

SECOND: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is 100,000,000 shares having a par value of $0.000100 per share.

FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

SIXTH: This corporation shall be perpetual unless otherwise decided by a majority of the Board of Directors.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

NINTH: The incorporator is Harvard Business Services, Inc., whose mailing address is 16192 Coastal Highway, Lewes, DE 19958.

TENTH: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this January 21, 2016.

Signed and Attested to by: Richard H. Bell II

Harvard Business Services, Inc., Incorporator
By: Richard H. Bell, II, President

STATEMENT OF INCORPORATOR

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STATEMENT OF ORGANIZATION

OF THE INCORPORATOR OF

Forex Development Corporation

We, Harvard Business Services, Inc., the incorporator of Forex Development Corporation -- a Delaware Corporation -- hereby certifies pursuant to Section 108 of the General Corporation Law of Delaware and to the best of my knowledge that:

1. The certificate of incorporation of Forex Development Corporation was filed with the Secretary of State of Delaware on January 21, 2016.

2. On January 21, 2016 the following persons were named as the initial Directors of the Corporation until their successors are elected and qualify:

Imran Firoz
Mitchell Eaglstein

3. The bylaws of the corporation have been approved.

4. The powers of this incorporator are hereby terminated, and said incorporator shall no longer be considered a part of the body corporate of the above named corporation.

In witness whereof, the undersigned has executed this instrument as of the date when these actions were so taken this 21st day of January, 2016.

HARVARD BUSINESS SERVICES, INC., Incorporator
By: Richard H. Bell, President

*** This document is not part of the public record. Keep it in a safe place. ***